UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2011

Industrial Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54372	27-0477259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Industrial Income Trust Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders on June 23, 2011 (the “Annual Meeting”). Of the 28,909,927 shares of common stock issued and outstanding as of the record date, 15,972,697 shares of common stock (approximately 55%) were present or represented by proxy at the Annual Meeting. At the Annual Meeting, the Company’s stockholders (1) elected the five nominees listed below to serve as directors for a term ending at the 2012 annual meeting of stockholders and until their successors are duly elected qualify, and (2) ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The voting results are as follows:

1. Election of five directors to serve on the Board of Directors of the Company for a term ending at the 2012 annual meeting of stockholders and until their respective successors are duly elected qualify:

Director Nominee	For	Against	Withheld
Evan H. Zucker	14,350,273	148,524	1,473,900
Dwight L. Merriman	14,376,166	109,466	1,487,065
Marshall M. Burton	14,357,332	112,800	1,502,565
Charles B. Duke	14,339,956	135,831	1,496,910
Stanley A. Moore	14,372,550	100,082	1,500,065

2. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011:

For	Against	Withheld
14,506,747	95,884	1,370,066

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL INCOME TRUST INC.

June 24, 2011	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle
Title: Chief Financial Officer and Treasurer

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